Exhibit 99.2

Midas Medici Sells StraTech to Datalink Corporation for $20.25 million

CARY, NORTH CAROLINA and NEW YORK, NY – 5 October 2012— StraTech, a wholly-owned operation subsidiary of Midas Medici Group Holdings, Inc. (OTCQX: MMED) (“Midas Medici” or “the Company”), today announced the closing of the transaction to sell the majority of StraTech’s assets to Datalink Corporation (NASDAQ: DTLK) (“Datalink”) for approximately $20.25 million. The transaction was announced on October 2, 2012 and approved by the board of directors of both Datalink and Midas Medici.

Datalink purchased StraTech for a consideration of $20.25 million including the issuance of 269,802 shares of Datalink common stock, and subject to certain adjustments based on acquired assets and liabilities. Datalink assumed approximately $20.8 million of StraTech’s liabilities and acquired approximately $16.0 million of assets. As part of the transaction,  Midas Medici also retained StraTech’s real-estate portfolio assets valued at $5.0 million and entered into a lease with Datalink for part of the available square footage.  The closing of this transaction is subject to a final audit expected to be performed within the next 90-120 days.

Midas created an attractive business that is well positioned to help drive Datalink's growth through:

•	World class engineering, managed services, customer support, consulting and marketing personnel.
•	Focus on both storage and unified computing aspects of data center integration capabilities.
•	Transition of the business to more than 50% recurring revenues, comprised of Customer Care technical support revenues and innovative managed services including archiving and data backup.
•	The development of a performance oriented culture and an overall deployment of a strategic people-management process.
•	Large professional and managed services organizations capable of handling complex consulting projects as well as managed archiving, backup, security and monitoring services.

“We are pleased with the strategic sale of our StraTech business,” said Nana Baffour, CEO and co-founder of Midas Medici and executive chairman of StraTech. “For the past two years, we have successfully grown StraTech and attracted several marquee customers to the organization, which Datalink considers to be valuable assets. We were able to do this in the midst of an economic recession as well as the significant adverse impact of SUN’s acquisition by Oracle.  By deploying some of the proceeds of this sale towards the growth of our Cimcorp operations in Brazil, we envision a similar growth trajectory for our Brazilian operations in the coming years. Additionally, in our efforts to maximize returns for our shareholders and continue with our profitable stewardship of company assets, proceeds from the transaction will be used for debt reduction and optimization of core strategic assets. We have the utmost confidence that Datalink will continue to serve StraTech’s customers well and leverage StraTech’s national sales team to enhance their overall growth and profitability.”

About Midas Medici

Midas Medici Group Holdings, Inc. (OTCQX: MMED) is a managed IT services and infrastructure company that supplies mid-sized and select enterprises and institutions with leading-edge IT.  Across its Cimcorp, StraTech and UtiliPoint brands, Midas (www.midasmedici.com) works with its customers by optimizing IT and data center investments, streamlining communications between departments, reducing costs and preventing data loss, all while maximizing productivity.

About Datalink Corporation
A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

Forward Looking Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements related to Midas Medici Holding's public offering of common stock and the completion of the offering. These forward-looking statements are based upon Midas Medici's current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering and other risks detailed in Midas Medici's filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. There can be no assurance that Midas Medici will complete the offering of shares of common stock. All forward-looking statements are qualified in their entirety by this cautionary statement, and Midas Medici undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:
Johnson Kachidza, Chief Financial Officer
Midas Medici
+1 (212) 792-0920
jkachidza@midasmedici.com

Investor Relations:
John Mattio, SVP
MZ Group / Midas Medici
+1 (212) 301-7130
john.mattio@mzgroup.us